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                                                                     EXHIBIT 8.1

SUBSIDIARIES OF STATS CHIPPAC LTD.


STATS ChipPAC Test Services, Inc.
Jurisdiction of Incorporation: Delaware, United States

Winstek Semiconductor Corporation
Jurisdiction of Incorporation: Taiwan, Republic of China

STATS Holdings Limited
Jurisdiction of Incorporation: British Virgin Islands

STATS ChipPAC Test Services (Shanghai) Co., Ltd.
Jurisdiction of Incorporation: Shanghai, People's Republic of China

STATS ChipPAC, Inc.
Jurisdiction of Incorporation: Delaware, United States

STATS ChipPAC (Barbados) Ltd.
Jurisdiction of Incorporation: Barbados

ChipPAC International Company Limited
Jurisdiction of Incorporation: British Virgin Islands

STATS ChipPAC (BVI) Limited
Jurisdiction of Incorporation: British Virgin Islands

ChipPAC Luxembourg S.a.R.L.
Jurisdiction of Incorporation: Luxembourg

ChipPAC Liquidity Management Hungary Limited Liability Company
Jurisdiction of Incorporation: Hungary

STATS ChipPAC Shanghai Co., Ltd.
Jurisdiction of Incorporation: Shanghai, People's Republic of China

STATS ChipPAC Korea Ltd.
Jurisdiction of Incorporation: The Republic of Korea

STATS ChipPAC Malaysia Sdn. Bhd.
Jurisdiction of Incorporation: Malaysia

STATS ChipPAC Semiconductor Shanghai Co., Ltd.
Jurisdiction of Incorporation: Shanghai, People's Republic of China

STATS ChipPAC Taiwan Co., Ltd.
Jurisdiction of Incorporation: Taiwan, Republic of China